SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K/A
Amendment No.1
__________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2015

Preferred Restaurant Brands, Inc.
(Exact name of Company as specified in its charter)

Florida	333-170662	80-0608195
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3033 South Dean Martin Drive, Las Vegas, NV, 89103
(Address of principal executive offices)

Phone: (702) 834-7101
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

. Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Preferred Restaurant Brands, Inc.
Form 8-K/A
Current Report

Item 1.02 – Termination of Material Definitive Agreement

On September 24, 2015, by mutual agreement between Preferred Restaurant Brands, Inc., a Florida corporation (the “Company”) and Capriotti’s Sandwich Shop Inc., mutually agreed to terminate the agreement between Preferred Restaurant Brands, Inc. and Capriotti’s Sandwich Shop Inc. As per the terms of the termination agreement the Company has completed the sale of two of its nine locations to Capriotti’s Sandwich Shops Inc., effective as of September 24, 2015.  In addition, the Company has initiated the rebranding of the other seven remaining locations to its own proprietary brand, “AMERICA’S BEST” deli and sandwich company. The seven AMERICA’S BEST locations include 3 in the Dallas Metroplex and 4 in Orange County.  Rebranding to the company’s proprietary brand is expected to be completed within the next 3-4 weeks.

Item 2.01 – Completion of Acquisition or Disposition of Assets

The information provided in Item 1.02 of this Current Report on Form 8-K related to the aforementioned Termination of Agreement is incorporated by reference into this Item 2.01. As a result of the Termination of the Agreement, the Company has sold two of its nine locations to Capriotti’s Sandwich Shop Inc.

ITEM 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Preferred Restaurant Brands, Inc., dated October 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preferred Restaurant Brands, Inc.
Date: October 1, 2015	By: /s/ Kenneth Antos
Kenneth Antos
President, CEO